Exhibit 10.37

AMENDMENT TO

GENERAL GROWTH PROPERTIES, INC.

SECOND AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

EFFECTIVE MARCH 1, 2010

This Amendment to the General Growth Properties, Inc. Second Amended and Restated 2003 Incentive Stock Plan effective December 19, 2008 (the “2003 Plan”). Capitalized terms not defined herein shall have the meaning set forth in the 2003 Plan.

1.                                       Section 10(a) of the 2003 Plan is hereby amended in its entirety to read as follows:

“(a)  Automatic Award.  Each Independent Director, on the earlier of the tenth day of each May, or the first business day thereafter, and the certification of the director election results for each annual meeting of the Company’s stockholders, automatically shall be granted an annual Award of 10,000 shares of Restricted Stock, provided that such Director’s term is continuing following such date.  Each Independent Director, upon initial election or appointment to the Board, shall also be granted an initial Award of 10,000 shares of Restricted Stock; provided however that if an Independent Director is first elected to the Board at an annual meeting of the Company’s stockholders, then such Director shall not be entitled to receive such initial Award if an Award is made to such Director based on such annual meeting date.”

2.                                       The following sentence is hereby added to the end of Section 10(d):

“If an Independent Director resigns from the Board other than in connection with (x) the applicable Director’s Retirement or (y) the applicable Director’s failure to be re-nominated for election upon expiration of such Director’s current term in office, then any or all Shares still subject to Restrictions shall not be forfeited by such Director and such Shares shall remain subject to Restrictions until such time as the Restrictions otherwise lapse pursuant to the provisions of the Plan or the terms of the applicable Restricted Stock Agreement unless the Committee shall determine, in its discretion, that such Shares shall be forfeited.”

3.                                       The 2003 Plan is not otherwise modified and is hereby ratified and confirmed.

4.                                       The effective day of this Amendment shall be March 1, 2010.

5.                                       This Amendment and the 2003 Plan shall be considered, for all intents and purposes, one instrument.  In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the 2003 Plan, the terms and provisions of this Amendment shall, in all instances, prevail.  If any provision of this Amendment or the application thereof to any person or circumstance is or becomes illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.